Exhibit 99.1

MERCANTILE BANCORP ANNOUNCES MERGER OF SUBSIDIARY
MID-AMERICA BANCORP AND REPORTS GOING CONCERN DISCLOSURE

Quincy, IL, April 21, 2011– Mercantile Bancorp, Inc. (NYSE Amex: MBR) (the “Company”) today announced it has merged its majority-owned subsidiary, Mid-America Bancorp, Inc., into the Company. Prior to the merger, Mid-America was the sole shareholder of Heartland Bank, headquartered in Leawood, Kansas.

As of March 31, 2011, Mercantile owned 55.5% of Mid-America and held subordinated debentures issued by Mid-America totaling $11.9 million. The debentures were convertible at the Company’s option into common stock of Mid-America. On April 4, 2011, the Company exercised its right to convert the debentures into additional shares, thereby increasing its equity ownership of Mid-America to 91.5% and legally allowing the Company to execute the merger and subsequent dissolution of Mid-America. The Company will pay a total of $5,000 (approximately $.073 per share) for the surrender and cancellation of all shares of Mid-America stock not owned by the Company, on a pro-rata basis to the holders of such shares. On April 5, 2011, the Company completed the merger, Mid-America was dissolved, and Heartland Bank became a wholly-owned subsidiary of the Company.

Mercantile also announced that its audited consolidated financial statements for the year ended December 31, 2010, included in its Annual Report on Form 10-K which was filed with the Securities and Exchange Commission on April 15, 2011, contained a report from its independent registered public accounting firm that expressed an unqualified opinion but included a going concern disclosure. This announcement is made in accordance with NYSE Amex Company Guide Section 610(b), which requires separate disclosure of receipt of an audit opinion containing a going concern disclosure. This announcement does not represent any change or amendment to Mercantile Bancorp’s consolidated financial statements or to its Annual Report on Form 10-K for the year ended December 31, 2010.

Ted T. Awerkamp, President and CEO, said the Company continues to actively pursue capital-raising strategies with its financial and legal advisors.

Investor Relations Update
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About Mercantile Bancorp
Mercantile Bancorp, Inc. is a Quincy, Illinois-based bank holding company with wholly-owned subsidiaries consisting of one bank each in Illinois, Kansas, and Florida, where the Company conducts full-service commercial and consumer banking business, engages in mortgage banking, trust services and asset management, and provides other financial services and products. The Company’s largest subsidiary, Mercantile Bank, also operates branch offices in Missouri and Indiana. Further information is available on the company's website at www.mercbanx.com.

Forward-Looking Statements
This press release may contain "forward-looking statements" which reflect the Company’s current views with respect to future events and financial performance. The Private Securities Litigation Reform Act of 1995 (“the Act”) provides a safe harbor for forward-looking statements that are identified as such and are accompanied by the identification of important factors that could cause actual results to differ materially from the forward-looking statements. For these statements, the Company, together with its subsidiaries, claims the protection afforded by the safe harbor in the Act. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. These risks, uncertainties and other factors that may cause actual results to differ from expectations, are set forth in our Annual Report on Form 10-K for the year ended December 31, 2010, as on file with the Securities and Exchange Commission, and include, among other factors, the following: general business and economic conditions on both a regional and national level; fluctuations in real estate values; the level and volatility of the capital markets, interest rates, and other market indices; changes in consumer and investor confidence in, and the related impact on, financial markets and institutions; estimates of fair value of certain Company assets and liabilities; federal and state legislative and regulatory actions; various monetary and fiscal policies and governmental regulations; and changes in accounting standards, rules and interpretations and their impact on the Company’s financial statements.  The words "believe," "expect," "anticipate," "project," and similar expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements. Any forward-looking statements in this release speak only as of the date of the release, and we do not assume any obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward-looking statements.